UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

THE SHYFT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan		48375
(Address of Principal Executive Offices)		(Zip Code)

(517) 543-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2025, The Shyft Group, Inc., a Michigan corporation (“Shyft”), held a special meeting of its shareholders (the “Special Meeting”) to consider certain proposals related to that certain Agreement and Plan of Merger dated as of December 16, 2024 (the “Merger Agreement”), by and among Shyft, Aebi Schmidt Holding AG, a Switzerland Aktiengesellschaft (“Aebi Schmidt”), ASH US Group, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Aebi Schmidt (“Holdco”), and Badger Merger Sub, Inc., a Michigan corporation and direct, wholly owned subsidiary of Holdco (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Shyft (such transaction, the “Merger”), with Shyft surviving the Merger as a direct, wholly owned subsidiary of Holdco and as an indirect, wholly owned subsidiary of Aebi Schmidt.

As of the close of business on May 13, 2025, the record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting, there were 35,009,790 shares of common stock, no par value, of Shyft (“Shyft Common Stock”) issued and outstanding, each of which entitled the holder thereof to one vote, in person or by proxy, for each proposal duly brought before the Special Meeting. A total of 28,255,242 shares of Shyft Common Stock, representing approximately 81% of the issued and outstanding shares of Shyft Common Stock entitled to vote at the Special Meeting, were present in person or by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”);

2.	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Shyft’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

3.	a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or the Advisory Compensation Proposal (the “Adjournment Proposal” and, together with the Merger Proposal and Advisory Compensation Proposal, each, a “Proposal”).

Each Proposal was approved by the requisite vote of Shyft’s shareholders. The final voting results for each Proposal are described below. For more information on each of these proposals, see the Definitive Proxy Statement on Form DEFM14A (Primary File No. 001-33582) filed by Shyft with the U.S. Securities and Exchange Commission on May 14, 2025 and mailed to Shyft’s shareholders on or about June 16, 2025.

1.	The Merger Proposal:

For	Against	Abstain	Broker Non-Votes
28,074,767	129,541	50,934	0

2.	The Advisory Compensation Proposal:

For	Against	Abstain	Broker Non-Votes
24,644,388	3,522,845	88,009	0

3.	The Adjournment Proposal:

For	Against	Abstain	Broker Non-Votes
23,491,43	4,645,470	118,341	0

Item 8.01.	Other Events.

On June 17, 2025, Shyft issued a press release regarding the approval by the shareholders of Shyft of the Merger Proposal and certain related matters. A copy of the press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: June 17, 2025	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Chief Legal, Administrative and Compliance Officer